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                                                                   EXHIBIT 10.24


P I M C O                                               840 Newport Center Drive
                                                        Newport Beach, CA  92660
                                                        Tel: 714 717-7022

January 20, 1995

Mr. Brian J. Girvan
PIMCO Advisors L.P.
2187 Atlantic Street
Stamford, CT  06902

Dear Brian:

I would like to summarize our agreement with regard to your termination as Chief Financial Officer of PIMCO Advisors L.P.

Attached to this letter is a Memorandum dated October 31, 1994 entitled "Closing Compensation Proposals." Our understanding is that your termination will be governed by the Memorandum except as follows:

1. In addition to the bonuses provided by paragraphs 2 and 3 of the Memorandum, you will be entitled to a transition bonus in the range of $50,000 to $100,000, based upon my determination of your contribution to a smooth and timely transition of financial operations from Stamford to Newport Beach.

2. You will be given six months' notice of termination, no later than June 30, 1995.

3.      You will be paid a retention bonus as provided in the Memorandum.

4.      Your severance will be equal to four weeks per year starting in 1983.

5. With regard to your Class I and Class II options, the Class II options will vest and be exercisable upon the signing of this letter and the Class I options will vest and be exercisable on June 30, 1995.

6. With regard to your options on B Units, 50% of the options will vest upon your termination.

We will expect you to execute a release of any obligations of PIMCO Advisors L.P. to you arising in connection with your employment, except the obligations set forth in the Memorandum, as modified by this letter.


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Mr. Brian J. Girvan
January 20, 1995
Page Two

If this letter correctly sets forth our agreement, please sign in the space provided below.

Sincerely,

/s/ William D. Cvengros
William D. Cvengros

Accepted and agreed to:

/s/ Brian J. Girvan
Brian J. Girvan

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MEMORANDUM


Closing Compensation Proposals

For those individuals whose jobs are eliminated through the consolidation, and who agree to stay on for a period of up to one year, or until PIMCO Advisors informs them that their services are no longer needed, the following will apply:

        1.      Salary in 1995 will be set according to company policy with
                ------
                normal increase in line with other employees.

        2.      1995 bonus based on 1994 rate in dollars as a minimum (not
                ----------
                including closing bonus if any).

                Six months minimum guaranteed, however, any bonus payment assumes continued full time effort with job performance consistent with past periods.

                Pro rata for period beyond six months.

                Initial payment in July 1995, subsequent payment, if any, at termination.

        3.      Retention Bonus* equals 1995 base salary, pro-rata.
                ---------------

                Six months minimum guaranteed, however, any bonus payment assumes continued full time effort with job performance consistent with past periods.

                Three months notice for termination.

                To be paid on termination.

        4.      Severance
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                A.      Officers - four (4) weeks per year starting in 1984 or
                        at time of hire.

                B.      Non-officers

                                1 year          1 week.
                                2-5 years       2 weeks/year of service.
                                5+ years        3 weeks/year of service.

        5.      COBRA - paid for 6 months after termination date, or whenever
                -----
                employee obtains new employment.

        6.      Options*
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                A.      Vesting - all shares.

                B. (1) If a position with annual compensation in same range as current package is offered and not accepted, no acceleration of option exercise privileges.

                        (2) If no position offered all Class I and Class II options held may be exercised after termination.

*Officers can choose between (3) (Retention Bonus) or (6) (Exercising Options). Non-officers get retention bonus.

These arrangements apply only to those individuals who are terminated and leave the employment in the consolidation of TAG L.P. with PIMCO Advisors L.P. They do not set policy for PIMCO Advisors L.P. beyond the consolidation.